Exhibit 99.1

Investor Contact:	Laura Graves
Polycom, Inc.
925.924.5630
laura.graves@polycom.com

Press Contact:	Shawn Dainas
Polycom, Inc.
925.924.5676
shawn.dainas@polycom.com

Polycom Reports Fourth Quarter and Fiscal Year 2011 Earnings

Q4 Revenue Growth of 20 Percent Year-over-Year to a Record $407 Million;

Q4 Operating Cash Flow Growth of 192 Percent Year-over-Year to a Record $122 Million

PLEASANTON, Calif. – Jan. 23, 2012 – Polycom, Inc. (Nasdaq: PLCM), the global leader in standards-based unified communications (UC), today reported its earnings for the fourth quarter and fiscal year ended December 31, 2011.

Fourth quarter 2011 consolidated net revenues were a record $407 million, compared to $340 million for the fourth quarter of 2010. GAAP net income for the fourth quarter of 2011 was $50 million, or 28 cents per diluted share, compared to $33 million, or 19 cents per diluted share, for the same period last year. Non-GAAP net income for the fourth quarter of 2011 was $74 million, or 41 cents per diluted share, compared to non-GAAP net income of $43 million, or 24 cents per diluted share, for the fourth quarter of 2010. Note that the share and per share data for all periods presented in this release have been adjusted to reflect the two-for-one stock split that was effective July 1, 2011.

For the year ended December 31, 2011, net revenues were $1.5 billion, compared to $1.2 billion for the year ended December 31, 2010. GAAP net income for the year ended December 31, 2011 was $136 million, or 75 cents per diluted share, compared to GAAP net income of $68 million, or 39 cents per diluted share, for the same period last year. Non-GAAP net income for the year ended December 31, 2011 was $213 million, or $1.18 per diluted share, compared to $133 million, or $0.75 per diluted share, for the same period last year.

The reconciliation between GAAP net income and non-GAAP net income is provided in the tables at the end of this release.

On a geographic basis, consolidated net revenues for the fourth quarter of 2011 were comprised of:

•	48 percent Americas, or $193.8 million, an increase of 7 percent year-over-year;

•	27 percent Europe, Middle East, and Africa, or $109.7 million, an increase of 28 percent year-over-year; and

•	25 percent Asia Pacific, or $103.5 million, an increase of 42 percent year-over-year.

“2011 closed strong with full-year revenues of $1.5 billion, driven by particular strength in sales of the Polycom® RealPresence™ Platform and broad geographic growth,” said Andrew Miller, Polycom president and CEO. “Enabled by Polycom’s innovations, we experienced unprecedented demand for our secure, interoperable, unified collaboration solutions by both enterprise and service provider customers.

Leveraging our industry-leading technology and powerful network of strategic partners, Polycom’s cloud, mobility, and software-driven infrastructure strategy is beginning to yield and we look forward to another year of solid growth in 2012.”

“Polycom generated 20 percent year-over-year revenue growth in Q4, which drove revenues, operating profits, and operating cash flow to record levels,” said Michael Kourey, Polycom’s executive vice president, finance and administration, and CFO. “We are pleased to have achieved significant operating margin expansion and unprecedented operating cash flow of $122 million in the fourth quarter. Net of the strategic acquisitions and stock repurchases in the period, Polycom exited 2011 with $592 million in cash and investments and no debt.”

Q4 2011 Business Highlights

•	Strong revenue growth in both Europe and Asia Pacific with emerging geographies up over 40 percent year-over-year

•	North American sales management structure with key leadership hires in place

•	Polycom RealPresence Platform generated revenue growth of 45 percent year-over-year

•	Acquired ViVu, Inc., a video collaboration software company, reinforcing Polycom’s cloud and software strategy

•	Launched Polycom® RealPresence™ Mobile software for Apple® iPad® 2 and the leading Android devices

•	Expanded Microsoft® Lync™ integration with new Polycom® CX7000 unified group video collaboration system

Earnings Call Details

Polycom will hold a conference call today, Jan. 23, 2012, at 5 p.m. EST/2 p.m. PST to discuss its fourth quarter earnings. You may participate by viewing the webcast at www.polycom.com/investors or, for callers in the US and Canada, by calling 888.227.5826; and for callers outside of the US and Canada, by calling 303.223.2680. The pass code for the call is “Polycom.” A replay of the call will also be available at www.polycom.com or, for callers in the US and Canada, at 800.633.8284; and for callers outside of the US and Canada, at 402.977.9140. The access number for the replay is 21572693. A replay of the call will be available on www.polycom.com for approximately 12 months.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding the expected growth for Polycom in 2012. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners; the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do; potential fluctuations in results and future growth rates; risks associated with general economic conditions and external market factors; the market acceptance of our products and changing market demands, including demands for differing technologies or product and services offerings; our ability to successfully integrate our acquisitions into our business; possible delays in the development, availability and shipment of new products; increasing costs and differing uses of capital; changes in key personnel that may cause disruption to the business; any disruptive impact to us that may result from new executive hires; the impact of restructuring actions; and the impact of global conflicts that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

GAAP to non-GAAP Reconciliation

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains, and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

About Polycom

Polycom is the global leader in standards-based unified communications (UC) solutions for telepresence, video, and voice, powered by the Polycom RealPresence platform. The RealPresence platform interoperates with the broadest range of business, mobile and social applications and devices. More than 400,000 organizations trust Polycom solutions to collaborate and meet face to face from any location for more productive and effective engagement with colleagues, partners, customers and prospects. Polycom, together with its broad partner ecosystem, provides customers with the best TCO, scalability, and security – on-premises, hosted or cloud delivered. Visit www.polycom.com or connect with Polycom on Twitter, Facebook, and LinkedIn.

© 2012 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom “Triangles” logo and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31, 2011				December 31, 2011
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP
Revenues:
Product revenues	$318,425	$—		$318,425	$1,207,787	$—		$1,207,787
Service revenues	88,582	—		88,582	288,011	—		288,011

Total revenues	407,007	—		407,007	1,495,798	—		1,495,798

Cost of revenues:
Cost of product revenues	128,712	4,022	(a)	124,690	481,634	15,233	(a)	466,401
Cost of service revenues	34,268	929	(b)	33,339	116,808	3,904	(b)	112,904

Total cost of revenues	162,980	4,951		158,029	598,442	19,137		579,305

Gross profit	244,027	(4,951)		248,978	897,356	(19,137)		916,493

Operating expenses:
Sales and marketing	114,897	8,213	(b)	106,684	435,614	27,404	(b)	408,210
Research and development	53,951	4,403	(b)	49,548	201,067	15,394	(b)	185,673
General and administrative	20,908	4,249	(c)	16,659	82,901	17,297	(c)	65,604
Amortization of purchased intangibles	3,738	3,738		—	9,831	9,831		—
Restructuring costs	4,657	4,657		—	9,396	9,396		—
Acquisition-related costs	1,764	1,764		—	9,688	9,688		—

Total operating expenses	199,915	27,024		172,891	748,497	89,010		659,487

Operating income	44,112	(31,975)		76,087	148,859	(108,147)		257,006
Other income (expense), net	1,666	421	(d)	1,245	(1,639)	(79)	(d)	(1,560)

Income before provision for income taxes	45,778	(31,554)		77,332	147,220	(108,226)		255,446
Provision for (benefit from) income taxes	(3,795)	(7,105)	(e)	3,310	11,406	(30,799)	(e)	42,205

Net income	$49,573	$(24,449)		$74,022	$135,814	$(77,427)		$213,241

Basic net income per share	$0.28	$(0.14)		$0.42	$0.77	$(0.44)		$1.21

Diluted net income per share	$0.28	$(0.13)		$0.41	$0.75	$(0.43)		$1.18

Weighted average shares outstanding for basic net income per share	176,729			176,729	176,426			176,426

Weighted average shares outstanding for diluted net income per share	179,331			179,331	181,195			181,195

(a)	For the three months ended December 31, 2011, the excluded amount includes $3,043 related to the amortization of purchased intangibles for core and existing technologies, $798 for stock-based compensation expense recorded during the period and $181 related to the effect of stock-based compensation on warranty expense rates. For the twelve months ended December 31, 2011, the excluded amount includes $11,911 related to the amortization of purchased intangibles for core and existing technologies, $2,815 for stock-based compensation expense recorded during the period and $507 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded during the period.
(c)	For the three months ended December 31, 2011, the excluded amount includes $4,336 for stock-based compensation expense recorded during the period and ($87) adjustment for the legal costs related to the indemnification of a former officer of the Company. For the twelve months ended December 31, 2011, the excluded amount includes $15,745 for stock-based compensation expense recorded during the period and $1,552 for the legal costs related to the indemnification of a former officer of the Company.
(d)	Excluded amount represents the impairment or recovery of an investment in a private company.
(e)	For the three months ended December 31, 2011 the excluded amount represents the tax impact on expenses which are excluded in items (a)-(d) above, as well as $2,124 related to the adoption of deferred tax accounting in certain foreign subsidiaries. For the twelve months ended December 31, 2011, the excluded amount represents the tax impact on expenses which are excluded in items (a)—(d) above, as well as a $7,487 benefit related to the resolution of a multi-year tax audit and $2,124 related to the adoption of deferred tax accounting in certain foreign subsidiaries.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31, 2010				December 31, 2010
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP
Revenues:
Product revenues	$282,607	$—		$282,607	$1,010,955	$—		$1,010,955
Service revenues	57,024	—		57,024	207,534	—		207,534

Total revenues	339,631	—		339,631	1,218,489	—		1,218,489

Cost of revenues:
Cost of product revenues	109,856	4,092	(a)	105,764	401,319	16,402	(a)	384,917
Cost of service revenues	26,830	952	(b)	25,878	101,220	3,940	(b)	97,280

Total cost of revenues	136,686	5,044		131,642	502,539	20,342		482,197

Gross profit	202,945	(5,044)		207,989	715,950	(20,342)		736,292

Operating expenses:
Sales and marketing	104,717	5,928	(b)	98,789	387,208	26,586	(b)	360,622
Research and development	40,568	2,479	(b)	38,089	148,991	10,266	(b)	138,725
General and administrative	19,034	3,918	(c)	15,116	74,661	16,931	(c)	57,730
Amortization of purchased intangibles	1,380	1,380		—	5,647	5,647		—
Restructuring costs	1,565	1,565		—	8,139	8,139		—
Litigation reserves and payments	—	—		—	1,235	1,235		—

Total operating expenses	167,264	15,270		151,994	625,881	68,804		557,077

Operating income	35,681	(20,314)		55,995	90,069	(89,146)		179,215
Other income (expense), net	159	—		159	(7,772)	(5,324)	(d)	(2,448)

Income before provision for income taxes	35,840	(20,314)		56,154	82,297	(94,470)		176,767
Provision for income taxes	2,714	(10,200)	(e)	12,914	13,888	(30,311)	(e)	44,199

Net income	$33,126	$(10,114)		$43,240	$68,409	$(64,159)		$132,568

Basic net income per share	$0.19	$(0.06)		$0.25	$0.40	$(0.38)		$0.78

Diluted net income per share	$0.19	$(0.06)		$0.24	$0.39	$(0.36)		$0.75

Weighted average shares outstanding for basic net income per share	172,378			172,378	170,662			170,662

Weighted average shares outstanding for diluted net income per share	178,296			178,296	176,370			176,370

(a)	For the three months ended December 31, 2010, the excluded amount includes $3,351 related to the amortization of purchased intangibles for core and existing technologies, $620 for stock-based compensation expense recorded during the period and $121 related to the effect of stock-based compensation on warranty expense rates. For the twelve months ended December 31, 2010, the excluded amount includes $13,347 related to the amortization of purchased intangibles for core and existing technologies, $2,588 for stock-based compensation expense recorded during the period and $467 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded during the period.
(c)	For the three months ended December 31, 2010, the excluded amount includes $3,789 for stock-based compensation expense recorded during the period and $129 for costs associated with the CEO transition in May 2010. For the twelve months ended December 31, 2010, the excluded amount includes $12,797 for stock-based compensation expense recorded during the period and $4,134 for severance, legal and other costs associated with the CEO transition in May 2010.
(d)	For the twelve months ended December 31, 2010, the excluded amount represents the loss recognized during the period on preferred securities considered to be other than temporarily impaired, net of any subsequent realized gains.
(e)	For the three and twelve months ended December 31, 2010, the excluded amount represents the tax impact on expenses which are excluded in items (a)-(d) above, as well as $8,008 related to a one-time provision true-up during the quarter.

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$375,441	$324,188
Short-term investments	159,426	170,154
Trade receivables, net	219,557	154,507
Inventories	107,613	113,994
Deferred taxes	40,153	32,357
Prepaid expenses and other current assets	51,375	41,884

Total current assets	953,565	837,084
Property and equipment, net	130,047	110,321
Long-term investments	56,772	41,316
Goodwill and purchased intangibles	663,070	519,685
Deferred taxes	20,930	18,388
Other assets	20,421	20,611

Total assets	$1,844,805	$1,547,405

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$113,922	$90,890
Accrued payroll and related liabilities	40,650	35,222
Deferred revenue	143,091	104,919
Other accrued liabilities	61,502	54,651

Total current liabilities	359,165	285,682
Non-current liabilities
Deferred revenue	83,143	55,292
Taxes payable	16,845	16,690
Deferred taxes	2,274	2,057
Other non-current liabilities	13,262	12,714

Total liabilities	474,689	372,435
Stockholders’ equity	1,370,116	1,174,970

Total liabilities and stockholders’ equity	$1,844,805	$1,547,405

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenues:
Product revenues	$318,425	$282,607	$1,207,787	$1,010,955
Service revenues	88,582	57,024	288,011	207,534

Total revenues	407,007	339,631	1,495,798	1,218,489

Cost of revenues:
Cost of product revenues	128,712	109,856	481,634	401,319
Cost of service revenues	34,268	26,830	116,808	101,220

Total cost of revenues	162,980	136,686	598,442	502,539

Gross profit	244,027	202,945	897,356	715,950

Operating expenses:
Sales and marketing	114,897	104,717	435,614	387,208
Research and development	53,951	40,568	201,067	148,991
General and administrative	20,908	19,034	82,901	74,661
Amortization of purchased intangibles	3,738	1,380	9,831	5,647
Restructuring costs	4,657	1,565	9,396	8,139
Acquisition-related expenses	1,764	—	9,688	—
Litigation reserves and payments	—	—	—	1,235

Total operating expenses	199,915	167,264	748,497	625,881

Operating income	44,112	35,681	148,859	90,069
Other income (expense), net	1,666	159	(1,639)	(7,772)

Income before provision for income taxes	45,778	35,840	147,220	82,297
Provision for (benefit from) income taxes	(3,795)	2,714	11,406	13,888

Net income	$49,573	$33,126	$135,814	$68,409

Basic net income per share	$0.28	$0.19	$0.77	$0.40

Diluted net income per share	$0.28	$0.19	$0.75	$0.39

Weighted average shares outstanding for basic net income per share	176,729	172,378	176,426	170,662

Weighted average shares outstanding for diluted net income per share	179,331	178,296	181,195	176,370

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31, 2011	December 31, 2010

Cash flows from operating activities:
Net income	$135,814	$68,409
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,564	41,440
Amortization of purchased intangibles	21,742	18,994
Provision for excess and obsolete inventories	8,567	5,712
Non-cash stock based compensation	65,262	56,177
Impairment of private company investments	79	—
Excess tax benefits from stock-based compensation	(13,430)	(11,618)
Write down of investments other than temporarily impaired	—	6,530
Loss on disposals of property and equipment	1,537	143
Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	(63,009)	(21,694)
Inventories	2,545	(42,843)
Deferred taxes	(12,446)	(3,537)
Prepaid expenses and other assets	(3,190)	(29,537)
Accounts payable	22,816	3,657
Taxes payable	13,496	2,770
Other accrued liabilities	67,298	48,797

Net cash provided by operating activities	299,645	143,400

Cash flows from investing activities:
Purchases of property and equipment	(69,279)	(69,331)
Purchases of investments	(372,567)	(374,946)
Proceeds from sale of investments	41,461	102,079
Proceeds from maturities of investments	326,332	199,622
Net cash paid in purchase acquisitions	(163,630)	—

Net cash used in investing activities	(237,683)	(142,576)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	40,798	64,854
Repurchase of common stock	(64,937)	(84,206)
Excess tax benefits from stock-based compensation	13,430	11,618

Net cash used in financing activities	(10,709)	(7,734)

Net increase (decrease) in cash and cash equivalents	51,253	(6,910)
Cash and cash equivalents, beginning of period	324,188	331,098

Cash and cash equivalents, end of period	$375,441	$324,188